EXHIBIT 99.1

JUPITERMEDIA CORPORATION REPORTS RESULTS FOR ITS SECOND QUARTER ENDED JUNE 30, 2006

(New York, NY - August 8, 2006) - Jupitermedia Corporation (Nasdaq: JUPM) today reported results for the quarter ended June 30, 2006.

Highlights for the second quarter include:

•	Revenues for the second quarter of 2006 were $35.0 million compared to revenues of $29.1 million for the same period last year, an increase of 20%.
•	Earnings per diluted share from continuing operations were $0.09 and included stock-based compensation expense of $0.02.

Beginning on January 1, 2006, Jupitermedia began expensing stock-based compensation. The results of the second quarter of 2006 include non-cash stock-based compensation expense of $906,000. The provision for income taxes for the second quarter of 2006 was $88,000, which was net of a $1.5 million benefit from the reversal of the valuation allowance related to deferred income tax assets. Net income for the second quarter of 2006 was $2.4 million, or $0.07 per diluted share, compared to net income of $7.0 million, or $0.19 per diluted share, for the same period last year. Net income for the second quarter of 2006 included a loss of $718,000, net of income taxes, related to the sale of Jupitermedia's Research business.

"We have been emphasizing the development of our Jupiterimages division and have made significant investments in our image production, technology platforms and direct sales teams over the past several quarters. The full benefits of these investments, as well as the benefits from integrating our many recent image acquisitions, will be more apparent in future quarters,” stated Jupitermedia's Chairman and CEO Alan M. Meckler. “Jupitermedia continues to grow as a powerful creator and distributor of a wide range of commercial images and digital content. In addition to the expansion of our image offerings, through several acquisitions we increased our wholly-owned royalty-free music offerings," added Meckler.

Jupitermedia Corporation 2nd Quarter 2006 Financial Results Conference Call Alert

Jupitermedia Corporation invites you to participate in its conference call reviewing 2006 second quarter results on Wednesday, August 9, 2006 at 11:00 am EST.

The conference call number is (800) 565-5442 for domestic participants and (913) 312-1298 for international participants; confirmation code "473 2301." Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Wednesday, August 23, 2006. Replay call numbers are (888) 203-1112 for domestic participants and (719) 457-0820 for international participants: pass code: "473 2301."

Acquisitions

In April 2006, Jupitermedia acquired certain assets of Steve Shapiro Music, including a wholly-owned music library of over 2,200 royalty-free music tracks. Steve Shapiro Music owns a wide selection of tracks offering moods, themes and instrumentation ranging from hip-hop to classical styles. Terms of the acquisition were not disclosed.

In May 2006, Jupitermedia acquired all of the shares of IFA Bilderteam GmbH (www.ifa-bilderteam.com). IFA Bilderteam is headquartered in Munich, Germany and has an office in Dusseldorf, Germany. IFA Bilderteam is a leading resource for rights-managed images. Terms of the acquisition were not disclosed.

In June 2006, Jupitermedia acquired all of the shares of Workbook, Inc. (www.workbookstock.com) from Alexis Scott. Workbook Stock, a division of Workbook, Inc., is a leading resource for high-end rights-managed images. Workbook Stock is headquartered in Los Angeles, CA. Simultaneously, Alexis Scott purchased the Workbook print directories, Workbook.com, and all other assignment products from Workbook, Inc. Terms of the transactions were not disclosed.

In August 2006, Jupitermedia acquired the assets of RoyaltyFreeMusic.com (www.royaltyfreemusic.com).  RoyaltyFreeMusic.com's library includes over 1,100 wholly-owned tracks of high quality royalty-free themes, underscores, voiceovers beats, loops and bumpers.  Terms of the acquisition were not disclosed.

Divestiture and Discontinued Operations

In March 2006, Jupitermedia announced that it sold its JupiterResearch division for $10.1 million in cash and the assumption of certain liabilities by the purchaser, subject to certain post-closing adjustments. The purchaser is JupiterResearch, LLC a subsidiary of JupiterKagan, Inc., which is a portfolio company of MCG Capital Corporation (Nasdaq: MCGC). As a result of this sale, Jupitermedia's Research segment is now being presented as a discontinued operation in accordance with Statement of Financial Accounting Standards No. 144.

New Online Images Offerings

Jupitermedia continued to expand its international presence and strengthen its world-class image offerings with the addition of:

In July 2006, Jupitermedia announced the launch of photos.jp (www.photos.jp), the first micropayment stock photography Web site based in Japan. Photos.jp was developed and built in Japan with Jupitermedia’s partner Aeria, Inc. and utilizes software based on Jupiterimages’ partner Stockxpert.com (www.stockxpert.com), a leading micropayment stock photography Web site.

In July 2006, Jupitermedia launched a powerful new search engine on its Jupiterimages Web site (www.jupiterimages.com).  The new search engine was built with key input from Jupiterimages' customers and delivers the critical features they need, including the ability to find images with and without people and by gender, age and ethnicity. It also enables search by the subjects' emotions (i.e., subject is angry, content, frustrated, happy, laughing, sad, serious or worried) and by the subject looking at or away from the camera and includes many other requested search features.

New Online Media Offerings

Jupitermedia continued to expand and strengthen its world-class proprietary JupiterWeb content and advertising opportunities with the addition of the following:

In May 2006, JupiterWeb division announced the launch of TwoMinuteTips.com (www.twominutetips.com). TwoMinuteTips.com produces original interactive video programming for its audience of IT professionals and presents brief tutorials that will help IT professionals solve everyday problems. The first video tutorials produced were titled "Building Mobile Apps" and "Adding Dynamic Menus with ASP.NET 2.0."

In May 2006, JupiterWeb division announced the launch of Open Networks Today (http://www.opennetworkstoday.com/) in EarthWeb.com's Networking Channel. The editors of Open Networks Today review articles from across the Web and provide networking news through frequently updated headlines tailored to the network professional. Open Networks Today attracts professionals and serious enthusiasts, from executive IT management to senior-level IT staff and consultants looking for up-to-date news, feature stories and community resources, on topics such as network security, infrastructure, management, standards and protocols and network services.

In June 2006, JupiterWeb division introduced two new services, ProspectLink(sm) (www.jupiterweb.com/prospectlink/) and ClickLink(sm) (www.jupiterweb.com/clicklink/), to its "Guaranteed Effective Marketing Solutions" (GEMS) series. ProspectLink is a turnkey solution for technology marketers interested in attracting qualified IT buyers, while ClickLink is a cost-per-click advertising program that delivers the contextual targeting and simplicity of buying keywords.

Jupitermedia Corporation
Unaudited Consolidated Condensed Statements of Operations
For the Three Months and Six Months Ended June 30, 2005 and 2006
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Revenues	$29,075	$35,026	$48,786	$68,967
Cost of revenues (exclusive of items shown separately below)	10,390	12,712	16,646	24,637
Advertising, promotion and selling	5,498	7,875	8,867	15,041
General and administrative	4,289	7,136	7,433	13,367
Depreciation	423	849	701	1,502
Amortization	876	2,095	1,705	4,366
Total operating expenses	21,476	30,667	35,352	58,913

Operating income	7,599	4,359	13,434	10,054

Income (loss) on investments and other, net	(11)	64	(41)	137
Interest income	95	164	214	281
Interest expense	(200)	(1,393)	(288)	(2,712)

Income before income taxes, minority interests and equity income from investments, net	7,483	3,194	13,319	7,760
Provision for income taxes	934	88	1,612	1,803
Minority interests	(8)	(26)	(31)	(35)
Equity income from investments, net	132	59	132	50
Income from continuing operations	6,673	3,139	11,808	5,972
Income from discontinued operations, net of taxes	363	—	774	67
Gain (loss) on sale of discontinued operations, net of taxes	—	(718)	—	5,573
Net income	$7,036	$2,421	$12,582	$11,612

Earnings per share:
Basic
Income from continuing operations	$0.19	$0.09	$0.35	$0.17
Net income	$0.21	$0.07	$0.38	$0.33
Diluted
Income from continuing operations	$0.18	$0.09	$0.33	$0.16
Net income	$0.19	$0.07	$0.35	$0.32
Shares used in computing earnings per share:
Basic	34,304	35,333	33,523	35,223
Diluted	36,836	36,307	36,044	36,238

See notes to consolidated financial statements.

Segment Information

The following tables summarize the results of the segments of Jupitermedia for the three and six months ended June 30, 2005 and 2006. Online images consists of the Jupiterimages business that includes: BananaStock, Workbook Stock, Brand X, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com and AnimationFactory.com. Online media consists of the JupiterWeb business that includes the internet.com, EarthWeb.com, DevX.com and Graphics.com Networks. Other includes corporate overhead, depreciation and amortization.

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2006	2005	2006
Revenues:
Online images	$19,731	$26,807	$31,894	$53,372
Online media (A)	9,336	8,213	16,876	15,589
Other	8	6	16	6
	29,075	35,026	48,786	68,967

Cost of revenues and operating expenses:(B)
Online images	11,783	17,747	17,264	33,969
Online media	5,706	5,457	10,780	10,638
Depreciation and amortization	1,299	2,944	2,406	5,868
Other	2,688	4,519	4,902	8,438
	21,476	30,667	35,352	58,913

Operating income (loss):
Online images	7,948	9,060	14,630	19,403
Online media	3,630	2,756	6,096	4,951
Other (C)	(3,979)	(7,457)	(7,292)	(14,300)
	$7,599	$4,359	$13,434	$10,054

(A)
Jupitermedia sold its ClickZ.com Network on August 5, 2005. Online media revenues include $766,000 and $1.5 million for the three and six months ended June 30, 2005, respectively, from the ClickZ.com Network.

(B)	Operating expenses include stock-based compensation expense of $906,000 and $1.7 million, respectively, for the three and six months ended June 30, 2006.

(C)	Includes depreciation and amortization expense.

Jupitermedia Corporation
Unaudited Consolidated Condensed Balance Sheets
December 31, 2005 and June 30, 2006
(in thousands, except share and per share amounts)

	December 31, 2005	June 30, 2006
ASSETS
Current assets:
Cash and cash equivalents	$18,546	$20,480
Accounts receivable, net of allowances of $1,935 and $1,766, respectively	20,640	23,696
Prepaid expenses and other	3,517	4,805
Deferred income taxes	425	1,362
Assets of discontinued operations	8,763	—
Total current assets	51,891	50,343

Property and equipment, net of accumulated depreciation of $10,211 and $11,836, respectively	9,807	11,628
Intangible assets, net	66,799	80,826
Goodwill	169,960	184,191
Deferred income taxes	8,690	5,053
Investments and other assets	1,766	2,160
Total assets	$308,913	$334,201
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,552	$6,458
Accrued payroll and related expenses	2,390	3,009
Accrued expenses and other	13,287	14,347
Current portion of long-term debt	16,000	20,000
Deferred revenues	11,743	12,652
Liabilities of discontinued operations	7,211	—
Total current liabilities	57,183	56,466
Long-term debt	46,214	52,249
Deferred revenues	156	196
Total liabilities	103,553	108,911
Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 34,937,025 and 35,486,622 shares issued at December 31, 2005 and June 30, 2006, respectively	349	355
Additional paid-in capital	251,919	258,650
Accumulated deficit	(45,291)	(33,679)
Treasury stock, 65,000 shares at cost	(106)	(106)
Accumulated other comprehensive income (loss)	(1,511)	70
Total stockholders’ equity	205,360	225,290
Total liabilities and stockholders’ equity	$308,913	$334,201

See notes to consolidated financial statements.

Jupitermedia Corporation
Unaudited Consolidated Condensed Statements of Cash Flows
For the Six Months Ended June 30, 2005 and 2006
(in thousands)

	Six Months Ended
	June 30,
	2005	2006
Cash flows from operating activities:
Income from continuing operations	$11,808	$5,972
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,406	5,868
Stock-based compensation	—	1,668
Provision (benefit) for losses on accounts receivable	(65)	209
Minority interests	31	35
Equity income from investments, net	(132)	(50)
(Income) loss on investments and other, net	41	(138)
Deferred income taxes	1,009	(1,179)
Excess tax benefit from stock-based compensation	—	(2,698)
Changes in current assets and liabilities (net of businesses acquired):
Accounts receivable, net	548	(3,479)
Prepaid expenses and other	393	(1,409)
Accounts payable and accrued expenses	(3,725)	(2,893)
Deferred revenues	(508)	949
Discontinued operations	2,036	1,110
Net cash provided by operating activities	13,842	3,965
Cash flows from investing activities:
Purchases of property and equipment	(846)	(1,296)
Acquisitions of businesses and other	(49,523)	(25,684)
Proceeds (distributions) from sales of assets and other	(65)	363
Proceeds from sale of discontinued operations	—	9,600
Discontinued operations	—	—
Net cash used in investing activities	(50,434)	(17,017)
Cash flows from financing activities:
Borrowings under credit facilities	20,000	19,000
Debt issuance costs	(257)	(38)
Repayment of borrowings under credit facilities	—	(8,965)
Proceeds from exercise of stock options	6,620	2,195
Excess tax benefit from stock-based compensation	—	2,698
Discontinued operations	—	—
Net cash provided by financing activities	26,363	14,890
Effects of exchange rates on cash	—	96
Net increase (decrease) in cash and cash equivalents	(10,229)	1,934
Cash and cash equivalents, beginning of period	30,179	18,546
Cash and cash equivalents, end of period	$19,950	$20,480
Supplemental disclosures of cash flow:
Cash paid for income taxes	$482	$6,107
Cash paid for interest	$196	$1,594
Non-cash investing activities:
Common stock issued for acquisitions	$21,611	$—

See notes to consolidated financial statements.

Business Outlook

Jupitermedia's financial guidance is prepared in accordance with accounting principles generally accepted in the United States of America. Historical results below have been adjusted to conform to this presentation. The amounts below reflect the preliminary allocation of the purchase prices paid by Jupitermedia in connection with its recent acquisitions and are subject to change pending a final allocation of these amounts. The following forward looking-statements reflect Jupitermedia's expectations as of August 8, 2006. Due to potential changes in general economic conditions and the various other risk factors discussed below and in Jupitermedia's reports filed with the Securities and Exchange Commission from time to time, actual results may differ materially. Jupitermedia intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement, other than in publicly available statements.

Future Expectations

(In millions except for earnings per diluted share)	Q3 2006 (A)	Q3 2006 to Q2 2007 (A)
Revenues	$35.8-36.8	$151.0-156.0
Cost of revenues, advertising, promotion & selling, and general & administrative expenses	$25.5-26.5	$103.0-108.0
EBITDA (Earnings before interest, taxes, depreciation and amortization)	$10.3	$46.0-50.0
Depreciation and amortization	$3.5	$14.5-15.5
Interest expense, net	$1.3	$3.8
Provision for income taxes	$2.2	$11.0-12.0
Net income	$3.3	$17.7
Diluted share count	36.3	36.8
Earnings per diluted share	$0.09	$0.45-0.50

Notes:

(A)
This financial guidance does not include estimated share-based compensation expense relating to employee stock options in the amount of $0.02 per share and $0.08 per share for Q3 2006 and for the period from July 1, 2006 to June 30, 2007, respectively.

About Jupitermedia Corporation

Jupitermedia Corporation (Nasdaq: JUPM) (www.jupitermedia.com), headquartered in Darien, CT, is a leading global provider of original information and images for information technology, business and creative professionals. Jupitermedia includes Jupiterimages, one of the leading images companies in the world with over 7.0 million images online serving creative professionals with brands like BananaStock, Workbook Stock, Brand X, FoodPix, Botanica, Nonstock, The Beauty Archive, IFA Bilderteam, Comstock Images, Creatas Images, PictureQuest, Liquid Library, Thinkstock Images, Thinkstock Footage, Bigshot Media, Goodshoot, ITStockFree, Stock Image, Pixland, Photos.com, Ablestock.com, PhotoObjects.net, Clipart.com, FlashFoundry.com, AnimationFactory.com and RoyaltyFreeMusic.com. The online media division of Jupitermedia is JupiterWeb, which operates four distinct online networks: internet.com and EarthWeb.com for IT and business professionals; DevX.com for developers; and Graphics.com for creative professionals. JupiterWeb properties include more than 150 Web sites and over 150 e-mail newsletters that are viewed by over 20 million users and generate over 350 million page views monthly.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release which are not historical facts are "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example, the competitive environment in which Jupitermedia competes; the unpredictability of Jupitermedia's future revenues, expenses, cash flows and stock price; Jupitermedia's ability to integrate acquired businesses, products and personnel into its existing businesses; Jupitermedia's ability to protect its intellectual property; and Jupitermedia's dependence on a limited number of advertisers. For a more detailed discussion of such risks and uncertainties, refer to Jupitermedia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and Jupitermedia assumes no obligation to update the forward-looking statements after the date hereof.

For information on Jupitermedia Corporation contact:
Michael DeMilt
VP of Marketing
203-662-2989
press@jupitermedia.com

All current Jupitermedia Corporation press releases can be found on the World Wide Web at http://www.jupitermedia.com/corporate/press.html

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